Exhibit 99.1

For Immediate Release:

Coast Distribution System Appoints Executive to Lead Kipor North America Operations

Coast’s Vice President of Sales & President of Coast Canada

Promoted to Senior Vice President of Kipor North America

MORGAN HILL, Calif., March 7, 2007 — The Coast Distribution System, Inc. (AMEX: CRV) has promoted Stephan Lussier to the newly created position of Senior Vice President for Kipor North America. In addition to his new role at Coast, Lussier will continue with his current positions as Coast’s Vice President of Sales and President of Coast Canada.

Within his new role, Lussier lead sales operations for the Kipor product line of portable and standby power generators, including the development of marketing and advertising strategies for the recreational and outdoor power equipment markets. Lussier, 39, has more than 14 years of experience in the manufacturing and wholesale distribution industry. Since 2001, he has been serving as Coast’s Vice President of Sales and President of Coast Canada.

Coast has held the exclusive rights to sell Kipor products in the United States, Canada and Mexico since May 2006, and has been selling Kipor inverter generators since September 2005. Sourced by Coast in Asia, Kipor’s generators are more portable, produce clean power and create significantly less noise than standard generators, a key selling point for Coast’s existing customers in the recreational vehicle industry.

“As Vice President of Sales and President of Coast Canada, Stephan has successfully grown our business to record levels of sales and profits,” said Jim Musbach, President and Chief Operating Officer of Coast. “Over his career, he also has successfully developed long-lasting quality relationships with customers and suppliers. The Kipor products are a tremendous opportunity for Coast within our existing markets and within new markets.”

Lussier has served with Coast since 1991, and was previously the Vice President and General Manager of Coast’s Canadian operations. Previous to that role, Lussier was Vice President of Sales and Marketing for Coast Canada, increasing sales by 53 percent over the three years at that position. Lussier holds a Master in Business Administration from Concordia University in Montreal and a Bachelor of Business Management from the State University of New York.

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 14,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2005 Annual Report, whether as a result of new information, future events or otherwise.

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Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / mail@lambert-edwards.com